EXHIBIT 21.1

Subsidiaries

•Vertex Energy Operating, LLC, a Texas Limited Liability Company (wholly-owned)(“Vertex Operating”)
•Vertex Refining, LA, LLC, a Louisiana Limited Liability Company (wholly-owned by Vertex Operating)
•Vertex Recovery Management, LLC, a Texas Limited Liability Company (wholly-owned)(“Vertex Recovery”)
•Vertex Recovery Management LA, LLC, a Louisiana Limited Liability Company (51% owned by Vertex Recovery Management, LLC and 49% owned by Industrial Pipe, Inc.)
•Vertex Splitter Corporation, a Delaware corporation (wholly-owned)
•Vertex Refining Myrtle Grove LLC, a Delaware Limited Liability Company (84.42% owned by Vertex Operating)
•HPRM LLC, a Delaware Limited Liability Company (35% owned by Vertex Operating)
•Crystal Energy, LLC ("Crystal") an Alabama Limited Liability Company (wholly-owned by Vertex Operating).

•Vertex Acquisition Sub, LLC, a Nevada Limited Liability Company (“Vertex Acquisition”) (wholly-owned by Vertex Operating)
Wholly-owned subsidiaries of Vertex Acquisition:
◦Cedar Marine Terminals, L.P., a Texas limited partnership
◦Crossroad Carriers, L.P., a Texas limited partnership
◦Vertex Recovery, L.P., a Texas limited partnership
◦H&H Oil, L.P., a Texas limited partnership